Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #7

TO

MASTER SERVICES AND LINKING AGREEMENT

CLIENT ADVERTISING

This Amendment #7 to Master Services and Linking Agreement (“Amendment”) effective September 15, 2015 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Toshiba America Information Systems, Inc. (“Client”) under which the parties hereto mutually agree to modify and amend the Master Services and Linking Agreement, dated as of July 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0    Schedule C (Advertising): Section 5 of Schedule C, Client Provided Advertising, is hereby deleted in its entirety and the following inserted in its place:

“Client Provided Advertising. Client may include advertising on the Client Branded Portal through the submission of an Insertion Order (“I/O”) in the form substantially similar to that attached hereto as Exhibit 1, which shall include, but not be limited to, the following terms and conditions in addition to the Standard Terms and Conditions for Internet Advertising For Media Buys One Year Or Less (“IAB Terms”)(to the extent the IAB Terms conflict with the terms of the Agreement, the Agreement shall govern):

a)	[*]

b)	[*] Client and Synacor agree that Synacor shall only be obligated to place Client provided advertising if (i) the Client provided advertising has a cost per thousand impressions (“CPM”) that meets a mutually-agreed upon threshold and (ii) if inventory is available.
c)	Operations. Client provided advertising shall include ad tags and an I/O which clearly describes the campaign parameters. Synacor shall not be obligated to provide any operational support for Client provided advertising. If Client requires operational support from Synacor, such support may be provided pursuant to Section 2.2 of the Agreement.
d)	Audience Targeting. If an I/O requires that Synacor provide audience targeting services, Synacor may assess fees for such audience targeting services which shall be agreed upon by Synacor and Client prior to execution of the I/O and shall be governed by Section 2.2 of the Agreement.

“[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY

WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

e)	Billing/Reporting. The billing source of record for Client procured advertising shall be DoubleClick, unless otherwise agreed to by Synacor and Client. Synacor shall invoice Client for the full amount of an I/O which shall be due and payable by Client to Synacor within thirty (30) days. Billing shall be done on an in-Gross basis, with a Revenue Share back to the Client pursuant to the Agreement. Client shall also be responsible for all billing, collections, credit checks, ad blocking, creative services, etc. for Client provided advertising.
f)	Ad Policies. All Client provided advertising shall comply with Synacor’s Ad Policies and the IAB terms then in effect as amended by mutual agreement between Synacor and Client in an I/O.

2.0    Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.		TOSHIBA AMERICA INFORMATION SYSTEMS, INC.

By:	/gc/	By:	/jb/

Name:	George Chamoun	Name:	Jeff Barney

Title:	President, Sales and Marketing	Title:	VP/GM

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1

FORM OF INSERTION ORDER

Advertiser Insertion Order

Insertion Order No.: Toshiba001

This insertion order is entered into by and between Synacor, Inc. and the advertiser listed below and is subject to the 4A’s IAB Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, which are incorporated herein by reference.

Contact Information

Advertiser	Toshiba
Notices sent to attention
Contact Name	[*]
Contact Title	OPEN
Address	OPEN
Phone #	OPEN
E-mail Address	[*]

Synacor
Notices sent to attention
Contact Name	[*]
Contact Title	Executive Director, Search & Advertising
Address	40 La Riviere Drive, Suite 300, Buffalo, NY 14202
Phone #	[*]
E-mail Address	[*]

Campaign Information

Placement Type	Campaign	Size	Impressions	Flight Dates	CPM	Budget
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]

Creative Services:

Is Synacor providing creative advertising services to Advertiser?                    Yes                     X      No

Is Synacor providing creative advertising services to Advertiser?                    Yes                     X      No

Cost associated with creative services:        $                N/A

Cost associated with audience targeting:     $                N/A

Special Instructions/Notes

•	Billing based on DoubleClick delivery reporting provided by Synacor which will be made available daily
•	[*]
•	Site List: home.toshiba.com; start.toshiba.com
•	Synacor Ad Policies can be found at http://www.synacor.com/advertisers/ad-policies/
•	Advertisements will be placed in available inventory on Synacor’s clients’ websites where such placement is consistent with the terms of this insertion order and the requirements of such client.

“[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY

WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, Synacor and Advertiser enter into this Insertion Order as of the later of the two signature dates below.

SYNACOR, INC.	ADVERTISER

By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date: